Exhibit 23.1








                       Consent of Independent Accountants



We consent to the inclusion in this registration statement on Form S-3 of our report dated February 13, 1997, except for Note Q, for which the date is February 28, 1997, on our audits of the consolidated financial statements and financial statement schedule of Berkshire Realty Company, Inc. We also consent to the reference to our firm under the caption "Experts."





                                                   Coopers & Lybrand L.L.P.
Boston, Massachusetts                              Coopers & Lybrand L.L.P.
June 20, 1997